Exhibit T3B.4

AMENDED AND RESTATED
BY-LAWS

of

NEW COLT HOLDING CORP.

A Delaware Corporation
Amended this 28th day of
September, 1994

ARTICLE I

Offices

Section 1.                                           The registered office in the State of Delaware of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.                                           The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

Section 1.                                           All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 2.                                           Annual Meetings of stockholders shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders annual meeting are taken by written consent in lieu of a meeting pursuant to

Section  7 of this Article II.  At each annual meeting of stockholders the stockholders will elect directors and transact such other business as may properly be brought before the meeting.

Section 3.                                           Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the President, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least 50% of all the outstanding shares entitled to vote on the action proposed to be taken.  Each written request must state the time, place and purpose or purposes of the proposed meeting.  A special meeting of stockholders called by the Board of Directors or the President, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

Section 4.                                           Written notice of each annual or special meeting of stockholders, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in Article VI of these By-Laws.  Unless otherwise required by law, such notice shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.

Section 5.                                           Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and shall constitute a quorum, for the transaction of business at such meeting.  If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present.  An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

Section 6.                                           At any meeting of stockholders each stockholder having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation.  All elections will be determined by plurality votes.  Except as otherwise provided by law or in the Certificate of Incorporation or By-Laws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it at a meeting where a valid quorum is present.

Section 7.                                           Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the valid written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted pursuant to Section 228 of the Delaware General Corporation Law.

ARTICLE III

Directors

Section 1.                                           The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Section 2.                                           The number of directors which shall constitute the entire Board of Directors will be such number, not to exceed ten, as shall be determined by the Board of

Directors from time to time.  Until further action by the Board of Directors, the number of directors which will constitute the entire Board of Directors will be seven.  As used in these By—Laws, the term “entire Board of Directors means the total number of directors which the Corporation would have if there were no vacancies.

Section 3.                                           Except as provided in Section 5 of this Article, the directors will be elected at each annual meeting of stockholders.  Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, each director elected will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

Section 4.                                           Any of the directors may be removed for cause by vote of a majority of the entire Board.  Unless otherwise provided for in the Certificate of Incorporation of the Corporation, any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

Section 5.                                           Except as set forth in the Certificate of Incorporation of the Corporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists.  A director elected to fill a vacancy, including a vacancy created by a newly created directorship, will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

Section 6.                                           The books of the Corporation, except as such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

Section 7.                                           The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

ARTICLE IV

Meetings of the Board of Directors

Section 1.                                           The first meeting of each newly elected Board of Directors will be held immediately following the annual meeting of the stockholders.  If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors.  If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

Section 2.                                           Regular quarterly meetings of the Board of Directors shall be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as shall be determined from time to time by the Board of Directors.  The Board of Directors shall meet once each calendar quarter and any and all actions of the Executive Committee since the last quarterly meeting of the Board of Directors shall be submitted to a vote of the Board of Directors and ratified upon the vote of a majority thereof.

Section 3.                                           Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by the President, on at least forty-eight hours’ notice to each director and must be called by the President or the Secretary on like notice at the written request of any two directors.

Section 4.                                           Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting.  Except as provided by law, the Certificate of Incorporation, or other provisions of these By- Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 5.                                           Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one- third of the entire Board of Directors, shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.  To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

Section 6.                                           Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

ARTICLE V

Committees

Section 1.                                           The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees.  To the extent permitted by law, the Executive Committee shall have all the authority of the Board of

Directors, except as the Board otherwise provides, including the authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law and the other committees shall have such authority as the Board grants them.  The minutes of the meetings of the Executive Committee shall be distributed to the members of the Board of Directors upon their request.  The Board of Directors shall have power at any time to change the membership of any committee, to fill vacancies in their membership and to discharge any committees.  All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

Section 2.                                           Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board requires.  Unless the Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

Section 3.                                           Any action of a committee shall be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI

Notices

Section 1.                                           Any notice to a stockholder shall be given personally or by mail.  If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.                                           Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegram, cable or similar instrumentality.  A notice will be deemed given when actually given in person or by telephone, when received if given by facsimile transmission or telex, on the third business day after the day when deposited in the United States mail, postage prepaid, or on the day when delivered to a cable or similar communications company, directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

Section 3.                                           Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting.  In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Officers

Section 1.                                           The officers of the Corporation shall be a President, a Secretary and a Treasurer.  In addition, the Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable.  Any number of offices, may be held by the same person.  No officer except the Chairman of the Board need be a director of the Corporation.

Section 2.                                           Each officer will be elected by the Board of Directors and will hold office for such term, if any, as the Board of Directors shall determine.  Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

Section 3.                                           Any officer may resign at any time by giving written notice to the Board of Directors or to the President.  Such resignation shall take effect at the time specified in the notice, or if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.                                           The compensation of officers will be fixed by the Board of Directors or in such manner as it may provide.

Section 5.                                           The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and will have such other duties as from time to time may be assigned to the Chairman of the Board by the Board of Directors.

Section 6.                                           The President shall be the Chief Executive Officer of the Corporation, shall have general charge of management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall insure that all orders and resolutions of the Board of Directors are carried into effect.  The President will preside over any meeting of the stockholders or the Board of Directors at which neither the Chairman nor a Vice Chairman is present.

Section 7.                                           The officers of the Corporation, other than the Chairman of the Board and the President, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the President, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

Section 8.                                           The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.  In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

Certificates for Shares

Section 1.                                           The shares of stock of the Corporation will be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

Section 2.                                           Any or all signatures upon a certificate may be a facsimile.  Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

Section 3.                                           The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed.  When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

Section 4.                                           The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

Section 5.                                           The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of or to vote at any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action.  The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i) must be not less than ten nor more than sixty days before the date of the meeting, in the case of (ii) must be not more than ten days after the date on which the Board of Directors fixes the record date, and in the case of (iii) must be not more than sixty days prior to the proposed action.  If no record date is fixed, the record date will be as provided by law.  A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6.                                           The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

Indemnification

Section 1.                                           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to (the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

Section 2.                                           Right to Advancement of Expenses.  The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 3.                                           Right of Indemnitee to Bring Suit.  The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights.  If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, not an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

Section 4.                                           Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, by- law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.                                           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.                                           Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X

General Provisions

Section 1.                                           The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine.  Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

Section 2.                                           The fiscal year of the Corporation shall end on the 31st of December of each year.

ARTICLE XI

Amendments

These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed (a) at any regular or special meeting of stockholders, or (b) by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board, except that no By-Law may be adopted or amended by the Board of Directors if the By-Law or amendment is inconsistent with a By-Law, or an amendment to a By-Law, adopted by the stockholders.